Exhibit 10.15

EQUITY JOINT VENTURE CONTRACT

among

SHANGHAI CELEBRITY IMPORT AND EXPORT CO., LTD.

and

MGOTEAM LLC

with respect to

SHANGHAI CELEBRITY INTERNATIONAL TRADING CO., LTD.

As of August 29, 2019

TABLE OF CONTENTS

CHAPTER ONE DEFINITIONS		1
CHAPTER TWO PARTIES		1

2.1	Parties	1
2.2	Representations and Warranties	2
2.3	Change of Representative	2

CHAPTER THREE ESTABLISHMENT AND CONTINUED EXISTENCE OF THE COMPANY		2

3.1	Name of the Company	2
3.2	Filing with MOFCOM	2
3.3	Business License	2
3.4	PRC Legal Person	2
3.5	Limited Liability	2

CHAPTER FOUR PURPOSE, SCOPE AND SCALE OF BUSINESS		3

4.1	Purpose	3
4.2	Scope of Business	3

CHAPTER FIVE TOTAL INVESTMENT AMOUNT AND REGISTERED CAPITAL		3

5.1	Total Investment Amount	3
5.2	Registered Capital	3
5.3	Registered Capital Contribution	3
5.4	Conditions Precedent of Capital Contribution	3
5.5	Additional Financing	4
5.6	Restrictions on Transfers	4
5.7	Right of First Refusal	4
5.8	Co-Sale Right	5
5.9	Redemption Right	5
5.10	Right of First Look	5

CHAPTER SIX RESPONSIBILITIES OF THE PARTIES		5

6.1	SHC’s Responsibilities	5
6.2	MGO’s Responsibilities	6

CHAPTER SEVEN BOARD OF DIRECTORS		6

7.1	Size; Appointments	6
7.2	Duties of Chairman	7
7.3	Quorum	7
7.4	Board Meetings	7
7.5	Proxies	8
7.6	Majority Vote Standard	8
7.7	Actions Requiring Unanimous Consent	8
7.8	Written Consent	8
7.9	Conference Calls	8
7.10	Remuneration	9
7.11	Indemnification	9

CHAPTER EIGHT SUPERVISOR		9

8.1	Supervisor	9
8.2	Duty of Supervisor	9
8.3	Remuneration	9
8.4	Indemnification	10

CHAPTER NINE BUSINESS MANAGEMENT		10

9.1	General Manager	10
9.2	Responsibilities of General Manager	10

9.3	Other Management Personnel	10
9.4	Subsidiaries	10
9.5	LANGUAGE	10

CHAPTER TEN LABOR MANAGEMENT		11

10.1	Employees	11
10.2	Employment Plan	11
10.3	Labor Contract	11

CHAPTER ELEVEN TAXATION, FINANCE, INSURANCE AND INSPECTION		11

11.1	Taxation	11
11.2	Accounting	11
11.3	Auditing	11
11.4	Bank Accounts	11
11.5	Insurance	12
11.6	Inspection	12
11.7	Information	12

CHAPTER TWELVE PROFIT DISTRIBUTION		12

12.1	Three Funds	12
12.2	Accumulated Losses and Profits	12
12.3	Profit Distribution	12

CHAPTER THIRTEEN EFFECTIVENESS; TERM		13

13.1	Effectiveness of the Contract	13
13.2	Term	13
13.3	Extension	13

CHAPTER FOURTEEN TERMINATION AND LIQUIDATION		13

14.1	Termination upon Expiration of Term	13
14.2	Termination by Mutual Agreement	13
14.3	Early Termination	13
14.4	Liquidation	14
14.5	Effect of Termination	15

CHAPTER FIFTEEN CONFIDENTIALITY AND EXCLUSIVITY		15

15.1	Confidentiality	15
15.2	Exclusivity	16

CHAPTER SIXTEEN COMPLIANCE WITH LAW		16

16.1	General Compliance	16

CHAPTER SEVENTEEN GOVERNING LAW; DISPUTE RESOLUTION		16

17.1	Governing Law	16
17.2	Dispute Resolution	16
17.3	Other Matters Unaffected	17

CHAPTER EIGHTEEN LIABILITIES FOR BREACH OF CONTRACT		17

18.1	Breach of Contract	17
18.2	Damages	17

CHAPTER NINETEEN MISCELLANEOUS		17

19.1	Notices	17
19.2	Further Assurances	18
19.3	Entire Agreement	18
19.4	No Implied Waivers	18
19.5	Severance	18
19.6	Amendments	18
19.7	No Assignment	18
19.8	Language	18
19.9	Counterparts	18
19.10	Foreign Investment Law of the PRC	18

Schedule I - Definitions

Exhibit A - License Agreement

Exhibit B - Current Business Plan, Current Cash Flow Plan, 2019 Budget and 2020 Budget

EQUITY JOINT VENTURE CONTRACT

In accordance with the Law of the People’s Republic of China on Sino-foreign Equity Joint Venture Enterprises and its implementing regulations, the Company Law of the People’s Republic of China, and in conformity with other relevant Laws of the PRC, and adhering to the principles of equality and mutual benefit and through friendly consultations:

(i)	SHANGHAI CELEBRITY IMPORT AND EXPORT CO., LTD. (“SHC”), a limited liability Company incorporated in and under the Laws of the PRC and having its registered office at J Building #2, 3131 Jinshajiang Road, Jiading District, Shanghai, China; and

(ii)	MGOTEAM LLC (“MGO”), a limited liability company incorporated under the Laws of the State of Delaware, USA;

hereby enter into this Equity Joint Venture Contract (this “Contract”) with respect to SHANGHAI CELEBRITY INTERNATIONAL TRADING CO., LTD. (the “Company”) as of August 29, 2019. SHC and MGO are hereafter collectively referred to as the “Parties” and each a “Party” hereunder.

Recitals

WHEREAS, the Parties desire to jointly establish a Sino-foreign equity joint venture on and subject to the terms set forth in this Contract

NOW, THEREFORE, the Parties hereby agree as follows:

Chapter One

Definitions

Unless the context otherwise requires, capitalized terms used in this Contract shall have the meanings as defined in Schedule I attached hereto.

Chapter Two

Parties

2.1	Parties. Parties to the Company are as follows:

(a)	SHC:	SHANGHAI CELEBRITY IMPORT AND EXPORT CO., LTD.
	Registered Address:	J Building #2, 3131 Jinshajiang Road, Jiading District, Shanghai, China
	Legal representative:	Zhao Jun
	Position:	Legal Representative & Executive Director
	Nationality:	PR China

(b)	MGO:	MGOTEAM LLC
	Principal Office:	c/o Kranjac Tripodi & Partners LLP, 30 Wall Street, 12th Floor, New York, NY 10005
	Authorized representative:	Maximiliano Ojeda
	Position:	Manager
	Nationality:	USA

2.2	Representations and Warranties. Each Party represents and warrants to the other Party that: (i) it is a duly organized and validly existing independent legal person in its jurisdiction of incorporation and has the full power and legal right to conduct its business in accordance with its charter documents; (ii) it possesses full power and authority to enter into this Contract and to perform its obligations hereunder; (iii) its representative whose signature is affixed hereto has been fully authorized to sign this Contract and to bind itself as a Party thereby; (iv) its execution, delivery and performance of this Contract do not and will not contravene or conflict with or constitute a violation of its corporate organizational documents or any board resolutions, or any provision of any Law applicable to that Party; and (v) upon the effective date of this Contract, the provisions of this Contract shall constitute its legal, valid and binding obligations.

2.3	Change of Representative. Each Party shall have the right to change its legal representative or authorized representative but shall promptly notify the other Party in writing of such change and the name, position and nationality of its new legal representative or authorized representative.

Chapter Three

Establishment of the Company

3.1	Name of the Company. The name of the Company in Chinese is “上海赛拉贝缇国际贸易有限公司”.

The name of the Company in English is “SHANGHAI CELEBRITY INTERNATIONAL TRADING CO., LTD.”.

The registered address of the Company is “Room JT1886, Building #2, 3131 Jinshajiang Road, Jiading District, Shanghai, China”

3.2	Filing with MOFCOM. This Contract, including any appendices hereto and the Articles of Association, shall be filed with the Ministry of Commerce of the PRC or its competent local counterpart (“MOFCOM”).

3.3	Business License. After completion of the filing with MOFCOM in accordance with above Section 3.2, the Parties shall register the establishment of the Company with the State Administration for Market Regulation or its competent local counterpart (the “Registration Authority”) and to obtain the Company’s business license (the “Business License”) from the Registration Authority. The date of the issuance of the Business License shall be referred to as the “Establishment Date.”

3.4	PRC Legal Person. The Company shall exist as a PRC legal person in the form of a Sino-foreign equity joint venture.

3.5	Limited Liability. The Company shall be a limited liability company. The Company shall be liable for all its debts and obligations to the extent of its own assets. Each Party shall only be liable to the Company up to its committed capital contribution to the registered capital of the Company. Creditors of the Company (including taxation and other authorities) shall have no recourse whatsoever against any Party for any Liability of the Company.

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Chapter Four

Purpose, Scope and Scale of Business

4.1	Purpose. The Company will, by itself or through its Subsidiaries, engage in the sale and distribution of MGO Products and/or other commercial products similar thereto (the “Business”) in the PRC Hong Kong S.A.R., Macau S.A.R, Taiwan and Singapore (the “Territory”).

4.2	Scope of Business. The business scope of the Company is “import and export business of goods and technology, costume designing, the development, transfer, consultation and service of technology in the field of clothing technology, sale of clothing, shoes, hats, textiles, knitwear and raw materials, watches, luggage and bags”.

Chapter Five

Total Investment Amount and Registered Capital

5.1	Total Investment Amount. The total investment amount of the Company shall be US$1,785,715.

5.2	Registered Capital. The registered capital of the Company shall be US$1,250,000, which shall be contributed by the Parties in accordance with Section 5.3 below.

5.3	Registered Capital Contribution. After the Establishment Date, and subject to the conditions set out in Section 5.4:

(a)	MGO shall, within two (2) working days after MGO1 receives the payment from J.T.Shao. Inc. with the total amount of US$1,000,000, contribute US$250,000 to the registered capital of the Company in the form of cash, representing a 20% equity interest in the Company;

(b)	SHC shall, within two (2) working days after MGO contributes US$250,000 to the registered capital of the Company , contribute the RMB equivalent of US$750,000 to the registered capital of the Company in the form of cash, which RMB equivalent shall be calculated based on the median US$-RMB exchange rate published by the People’s Bank of China (the “Exchange Rate”) on the date of contribution, representing a 60% equity interest in the Company;

(c)	MGO shall, within two (2) working days after MGO1 receives the last payment from J.T.Shao. Inc. with the amount of US$500,000 and the Company receives the SHC’s contribution of the RMB equivalent of US$750,000 to the capital of the Company, contribute US$250,000 to the registered capital of the Company in the form of cash, representing a 20% equity interest in the Company.

5.4	Conditions Precedent of Capital Contribution. The Parties agree that either Party shall not make any contribution to the Company until the following conditions are satisfied or waived by the Parties:

(a)	The Company has been duly established under the PRC Law;

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(b)	Each of the Definitive Agreements has been duly executed by the parties thereto;

(c)	MGO1 has received the payment from J.T.Shao. Inc. with the total amount of US$1,000,000.

5.5	Additional Financing.

(a)	Any future capital raise (including increase of registered capital, issuance of equity, convertible securities or equity-linked instruments) for the Group shall be subject to the written consent of the Parties and the unanimous approval of the Board.

(b)	In the event that the Company or any member of the Group increases its registered capital or issues equity, convertible securities or equity-linked instruments, the Parties will be entitled to participate on a pro rata basis as subscribers, through contribution of cash or other assets and on terms to be agreed to by the Parties.

5.6	Restrictions on Transfers.

(a)	Unless specifically permitted herein, neither Party may, directly or indirectly, sell, assign, mortgage, pledge, or otherwise dispose of (each a “Transfer”) all or any part of its equity interests in the Company to any third party, or otherwise create any third party rights or Encumbrance upon all or any part of its equity interests in the Company, without the prior written consent of the other Party.

(b)	In the event the other Party consents to a Transfer in writing, as a condition to such permitted Transfer, the transferee shall agree in writing to be bound by the terms of this Contract and the Articles of Association to the same extent as the transferor was so bound.

(c)	Any reference to the Transfer hereunder shall include any change in the direct and indirect beneficial interest in a Party. For the avoidance of doubt, each Party shall not circumvent or otherwise avoid the Transfer restrictions set forth in this Contract, whether by holding the equity interests of the Company indirectly through another Person or by causing or effecting, directly or indirectly, the Transfer or issuance of any equity interests by such Party or any such Person, or otherwise.

(d)	Any purported Transfer or issuance of any equity interests of any shareholder of the Company or any such Person in contravention of this Contract shall be void and ineffective for any and all purposes and shall not confer on any transferee or purported transferee any rights whatsoever, and no Party shall recognize any such Transfer or issuance.

(e)	If any Party should breach any restrictions under this Section, then without limiting any other non-breaching Party’s other right or remedy available to it under the Law or hereunder against the breaching Party, any such non-breaching Party shall be entitled to apply to any competent administrative or judicial authorities for an injunction, to the extent such remedy is available under the applicable Law, to enjoin the breaching Party from any breaching Transfer.

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5.7	Right of First Refusal.

(a)	When a Party (the “Transferring Party”) wishes to Transfer all or any part of its equity interest in the Company to a third party, it shall give a written notice (the “Transfer Notice”) to the other Party (the “Non-Transferring Party”), setting forth the equity interest it wishes to Transfer, the price of such Transfer, the identity of the proposed transferee and any other relevant terms and conditions of the proposed transaction. Each Non-Transferring Party shall have a right of first refusal to purchase all, but not less than all of the equity interest proposed to be transferred in proportion to its equity interest in the Company on the same terms and conditions as the offer price that triggered this first right of refusal. If any Non-Transferring Party wishes to exercise its right of first refusal, it shall deliver a notice (the “Exercise Notice”) of exercise of its right of first refusal to the Transferring Party within thirty (30) days (the “Thirty Day Period”) after receipt of the Transfer Notice. The Exercise Notice shall be final and binding on such Non-Transferring Party.

(b)	Upon the receipt of Exercise Notice by the Transferee, the Parties shall enter into an equity interest purchase Agreement within two (2) months in all material respects on the terms and conditions provided in the Transfer Notice.

5.8	Co-Sale Right.

In the event and to the extent, that Non-Transferring Party declines or waives its Right of First Refusal, the Non-Transferring Party shall have a Co-Sale Right to participate on a pro-rata basis in the Transfer.

5.9	Redemption Right.

(a)	In the event that there has been any Material Adverse Effect on the Company due to breach of any the representations, warranties and covenants of SHC or its Affiliate in the Definitive Agreements, or the Company materially breached any provision of the License Agreement, MGO may require SHC to purchase up to all of its equity interests in the Company at a redemption price equal to its purchase price herein, plus all declared but unpaid dividends payable to the MGO.

(b)	Notwithstanding above, this redemption right clause shall cease to apply and be effective when any of the following occurs:

(i)	J.T.Shao. Inc.’s redemption right under the A&R Operating Agreement of MGO1 has ceased to apply and be effective; or

(ii)	MGO (or MGO1) has received the investment return amounting to US$500,000 via distribution of profit of the Company.

5.10	Right of First Look. The Parties agree that the Company shall have the ‘right of first look’ with respect to any distribution arrangement MGO1 seeks within the areas of Asia other than the Territory.

Chapter Six

Responsibilities of the Parties

6.1	SHC’s Responsibilities. In addition to its obligations stated in other provisions of this Contract, SHC shall be responsible for the following matters:

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(a)	assisting the Company in obtaining proper premise for registering the Company;

(b)	assisting the Company in applying for and obtaining all possible Tax reductions and exemptions and all other relevant investment incentives, privileges and preferences available to the Company under the Laws of the PRC;

(c)	assisting the Company in applying for and being granted all necessary approvals, permits, certificates and licenses required for the Business from the relevant Government Authorities;

(d)	assisting the Company in its relations with Government Authorities and PRC domestic companies;

(e)	assuming its own costs incurred for the establishment of the Company;

(f)	coordinating with MGO to develop and update a Business Plan, Cash Flow Plan and Annual Budgets; and

(g)	assisting in such other matters as are entrusted to it by the Board.

6.2	MGO’s Responsibilities. In addition to its obligations stated in other provisions of this Contract, MGO shall be responsible for the following matters:

(a)	assisting the Company in formulating its business strategy;

(b)	assuming its own costs incurred for the establishment of the Company;

(c)	coordinating with SHC to develop and update a Business Plan, Cash Flow Plan and Annual Budgets; and

(d)	handling such other matters as are entrusted to it by the Board.

Chapter Seven

Board of Directors

7.1	Size; Appointments.

(a)	The Board of Directors shall be the highest authority of the Company, and shall decide on all matters concerning the Company unless the Board of Directors otherwise authorizes or delegates the relevant decision-making power to a member of the Company’s management team. As of the Establishment Date, the Board of Directors shall consist of five (5) Directors, whom shall be appointed or removed in accordance with the following rules. The number of Directors shall not be increased or decreased without the unanimous approval of the entire Board:

(a)	SHC shall be entitled to appoint three (3) Directors at its own discretion and MGO shall be entitled to appoint two (2) Director at its own discretion;

(b)	Each Director shall serve a term of three (3) years, renewable upon reappointment; and

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(c)	Each Party shall have the power to remove, reappoint and/or designate any successors to any Director which it is entitled to appoint to the Board hereunder by written notice to the Company and the other Party.

(b)	SHC shall appoint the chairman of the Board (the “Chairman”) and MGO shall appoint the vice-chairman of the Board (the “Vice-Chairman”).

(c)	All operational decision-making powers shall be delegated to the General Manager, subject to the Board’s authority to revoke or otherwise revise such delegation and subject to the unanimous consent as provided in Section 7.7 below.

7.2	Duties of Chairman. The Chairman shall be the legal representative of the Company and such legal representative shall exercise his authority within the limits prescribed by the Board. Should the Board determine that the Chairman is unable to perform his responsibilities, the Vice-Chairman shall perform such duties. The legal representative shall be provided by the Company at the Company’s expense with the broadest possible liability protections, indemnification and insurance coverage.

7.3	Quorum. Subject to Section 7.5, the quorum for all Board meetings shall be not less than three (3) Directors present throughout the meeting, including at least one (1) Director appointed by SHC and one (1) Director appointed by MGO. No resolutions by the Board may be approved at any Board meeting unless notice of such meeting has been given to all Directors in accordance with the provisions of Section 7.4 or such notice has been waived by each Director that is not present at such meeting (it being agreed and understood that a Director’s presence at a meeting shall be automatically deemed a waiver of any such notice requirements by such Director unless such presence is for the sole purpose of objecting to the holding of the meeting and announced as such by such Director at the beginning of the meeting). If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting, until a quorum shall be present, provided that, if notice of the Board meeting has been duly delivered to all Directors in accordance with the provisions of Section 7.4, and the quorum is not present within one half hour from the time appointed for the meeting, the meeting shall be adjourned to the seventh (7th) following Business Day at the same time and place with notice delivered to all Directors at least five (5) days prior to the adjourned meeting and, if at the adjourned meeting, the quorum is not present within one half hour from the time appointed for the meeting, then the quorum for such adjourned meeting shall be not less than three (3) Directors present throughout the meeting.

7.4	Board Meetings. Board meetings shall be called and presided over by the Chairman or a Director authorized by the Chairman. Regular meetings of the Board shall be convened each calendar quarter of each year, alternating between China and such other locations as the Board shall determine. Special meetings of the Board shall be convened by the Chairman, Vice Chairman or a Director authorized by the Chairman on reasonable notice on a motion of at least two (2) Directors in writing. Participation by Directors may be telephonic or via video conference. Each Director (including the Chairman) shall have one (1) vote on any matter coming before the Board. Not less than fourteen (14) days’ notice (or such shorter period of notice in respect of any particular meeting as may be agreed by all the Directors) of each meeting of the Board specifying the date, place and time, of the meeting and the business to be transacted thereat shall be given to all Directors. All Board meeting shall be held in English.

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7.5	Proxies. If a Director is unable to attend a meeting of the Board, he may appoint a proxy in writing to be present and vote on his behalf. A proxy may represent one or more Directors. A proxy shall have the same rights and powers as the Director who appointed him. A proxy’s presence at a Board meeting shall be deemed to be the presence at such meeting of the Director who appointed him.

7.6	Majority Vote Standard. Subject to Section 7.7 and the other provisions of this Contract, resolutions of any Board meeting shall be passed with the approval of a simple majority of the Directors present at the meeting.

7.7	Actions Requiring Unanimous Consent. Unless otherwise agreed by the Parties, resolutions involving the following matters may only be adopted at a duly constituted and convened meeting of the Board by the unanimous approval of all five (5) Directors, whether in person or by proxy:

(a)	amendment to this Contract, the Articles of Association of the Company;

(b)	increase or reduction of the Company’s registered capital, or issuance of debt, equity or equity-linked securities by the Company;

(c)	sale of all or substantively all of assets of the Company;

(d)	termination or dissolution of the Company;

(e)	merging of the Company with other economic organization or splitting of the Company;

(f)	effecting any voluntary bankruptcy, liquidation, dissolution, assignment for the benefit of creditors, winding up, cessation of business, restructuring or reorganization of the Company;

(g)	creation or issuance of any equity securities of the Company;

(h)	adopt or amend the Company’s option or compensation plan, if such plan affects the capital structure of the Company;

(i)	incurrence of any debt, guarantees or liens by the Company in excess of US$1,000,000.

7.8	Written Consent. A resolution circulated to all the Directors for the time being and signed by such number of the Directors as required to approve such resolution under Sections 7.6 or 7.7, shall be valid and effective as if it had been a resolution passed at a meeting of the Board duly convened and held and may consist of several documents in the like form, each signed by one or more persons.

7.9	Conference Calls. Any Director may participate at a meeting of the Board by conference or video call or by means of similar communication equipment whereby all persons participating in the meeting are able to hear and be heard by one another, in which event such Director shall be deemed to be present at the meeting. A Director participating in a meeting in the manner aforesaid shall also be taken into account in ascertaining the presence of a quorum at the meeting.

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7.10	Remuneration. The Company shall compensate each Director for reasonable remuneration as determined by the Board. All reasonable costs incurred by the Directors in the performance of their duties as members of the Board (such as transportation and accommodation costs) shall be borne or reimbursed by the Company.

7.11	Indemnification. To the greatest extent permitted by applicable Law of the PRC, the Company shall, and the Parties shall cause the Company to, indemnify and hold each Director harmless against all claims and Liabilities incurred by such Director in his/her capacity as a Director of the Company (including, without limitation, in connection with any third party claims); provided that any acts or omissions of such Director which give rise to such claims and Liabilities do not constitute intentional misconduct, gross negligence or violations of criminal Laws of the PRC by the applicable Director. Subject to Section 7.10, all expenses incurred by any such Director shall be advanced by the Company upon submission of a written request therefor accompanied by supporting documentation, if reasonably available or, at such Director’s request, reimbursed to the Director after its payment of the same.

Chapter Eight

Supervisors

8.1	Supervisors. As of the Establishment Date, the Company shall have two (2) supervisors (the “Supervisors”, and each a “Supervisor”) in lieu of a board of supervisors, of whom SHC shall appoint one (1) Supervisor and MGO shall appoint one (1) Supervisor. None of the members of the Board, the General Manager or any other senior officer of the Company may concurrently serve as a Supervisor. The term of office of the Supervisor shall be three (3) years, renewable upon reappointment. Each of SHC and MGO shall have the power to remove, reappoint and/or designate any successors to any Supervisor which it is entitled to appoint hereunder by written notice to the Company and the other Party.

8.2	Duty of Supervisor. The Supervisors shall each exercise the following duties:

(a)	to examine the financial matters of the Company;

(b)	to supervise and monitor the activities of the Directors, the General Manager, the Chief Financial Officer and other senior officer of the Company when they perform their duties to the Company; to propose to the Board the dismissal of any Director, the General Manager or other senior officer who is in violation of Laws, administrative regulations or the Articles of Association;

(c)	to require the Directors, the General Manager and other senior officer of the Company to rectify any of his/her acts that is harmful to the interests of the Company; and

(d)	to bring lawsuits against the Directors, the General Manager or any other senior officer of the Company in accordance with the relevant Law of the PRC.

8.3	Remuneration. Each Supervisor shall serve in such capacity without any remuneration, but all reasonable costs incurred by the Supervisor in the performance of his/her duties hereunder (such as transportation and accommodation costs) shall be borne or reimbursed by the Company.

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8.4	Indemnification. To the greatest extent permitted by applicable Law of the PRC, the Parties shall cause the Company to indemnify and hold each Supervisor harmless against all claims and Liabilities incurred by such Supervisor in his/her capacity as the Supervisor of the Company (including, without limitation, in connection with any third party claims); provided that any acts or omissions of such Supervisor which give rise to such claims and Liabilities do not constitute intentional misconduct, gross negligence or violations of criminal Laws of the PRC by the Supervisor. All expenses incurred by such Supervisor shall be advanced by the Company upon submission of a written request therefor accompanied by supporting documentation, if reasonably available or, at such Supervisor’s request, reimbursed to the Supervisor after its payment of the same.

Chapter Nine

Business Management

9.1	General Manager and Chief Financial Officer. The day-to-day work of operations management of the Company shall be managed by a general manager (the “General Manager”). The General Manager shall be recommended by SHC and appointed by the Board of Directors. The Chief Financial Officer shall be recommended by MGO and appointed by the Board of Directors. SHC shall further be entitled to propose, and the Board shall have the power to effect, the removal of the General Manager and to recommend any successor to fill any vacancy caused by the resignation, death or removal thereof. MGO shall further be entitled to propose, and the Board shall have the power to effect, the removal of the Chief Financial Officer and to recommend any successor to fill any vacancy caused by the resignation, death or removal thereof.

9.2	Responsibilities of General Manager. The responsibilities of the General Manager shall be to implement the various resolutions of the Board and to organize and lead the day-to-day operations management work of the Company. All of the Company’s official chops and seals, as well as original copies of licenses, permits, approvals, and other original documents shall be under the custody of the General Manager, who may further entrust the custody of any such items to other employees of the Company as necessary. The General Manager shall directly report to the Board.

9.3	Other Management Personnel. Unless specifically permitted herein, other management personnel, management team of any member of the Group, shall be appointed by the General Manager. Management personnel shall be employed pursuant to such terms as shall be set out in an employment contract entered into between each employee and the Company. The General Manager or the Board, as applicable, shall further be entitled to recommend and/or approve, as applicable, the removal of any of such management personnel and the appointment of any successor to fill any vacancy caused by the resignation, death or removal thereof.

9.4	Subsidiaries. The corporate governance structure and rules of the Subsidiaries of the Company shall be determined by the Board.

9.5	Language. Each of the Parties understands and acknowledges that while each of the Parties is proficient in the English language, MGO is no proficient in Chinese. Each of the Parties and the Company shall ensure that all communications between the Parties, written or otherwise, relating to the Company shall be in the English language.

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Chapter Ten

Labor Management

10.1	Employees. Employees of the Company (other than the General Manager and Chief Financial Officer) shall be employed through open recruitment based on qualification, experience and competency.

10.2	Employment Plan. The General Manager shall formulate plans regarding recruitment, qualifications, testing, employment, dismissal, resignation, wages, labor insurance, welfare benefits, bonuses, labor disciplines, retirement insurance and other matters concerning the employees of the Company for review and approval by the Board.

10.3	Labor Contract. The Company shall sign an individual labor contract with each of its full-time employees (including management personnel and workers). Provisions relating to the employment, dismissal, resignation, remuneration, labor insurance, welfare benefits, bonuses and labor discipline of the employee shall be specified in such individual labor contract.

Chapter Eleven

Taxation, Finance, Insurance and Inspection

11.1	Taxation. The Company and the Parties shall pay Taxes and comply with all Tax filing and reporting obligations in accordance with the Laws of the PRC and any other applicable jurisdictions. The Parties shall seek to confirm the benefits for the Company, the Parties and all of their personnel of all of the applicable Tax exemptions, reductions, privileges and preferences which are now or in the future become obtainable under the Laws of the PRC and under any applicable treaties or international agreements to which the PRC may now be or may hereafter become a party. The applicable records, including contemporaneous documentation of all intercompany transactions and Tax related computations, shall be prepared by the Company and maintained by the Company.

11.2	Accounting. The Company shall adopt the calendar year as its fiscal year, which shall run from January 1 to December 31 of the same year. All accounting records, vouchers, books and statements of the Company must be made and kept in Chinese with a copy in English.

The Chief Financial Officer shall arrange the formulation of balance sheet, statement of profits and losses, statement of financial changes and profit distribution scheme for the previous fiscal year and submit to the Board within the first thirty (30) days of each fiscal year.

11.3	Auditing. The Company shall engage an internationally recognized accounting firm registered in China to audit its accounts and prepare its annual financial statements and reports. The Company’s auditor shall be jointly selected by the Parties and appointed and approved by the Board.

11.4	Bank Accounts. The Company may open RMB bank accounts and foreign currency bank accounts in the PRC. The Company may also open foreign currency bank accounts outside of the PRC in accordance with relevant PRC foreign exchange Laws.

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11.5	Insurance. Subject to approval of the Board, the Company may, at its own expense, purchase and maintain from reputable insurance companies within the PRC full and adequate insurance of the Company against other risks as may be decided by the Board or are customarily insured against.

11.6	Inspection. The Company shall ensure that each Party and its authorized personnel (including, but not limited to, its internal auditors) shall be permitted, at such Party’s expense, to examine any property owned or used by the Company, the books of account and records of the Company and discuss the business, finances and accounts of the Company with the Directors, senior officers, employees, the Company’s auditor and legal counsel thereof, all at such reasonable times as such Party may request.

11.7	Information. The Company shall prepare and deliver to each Party in both English and Chinese:

(a)	within ninety (90) days after the end of each fiscal year of the Company, annual consolidated and consolidating financial statements (including footnotes) of the Company, which statements shall include the balance sheet, profit and loss statements and cash flow statements, shall show the comparable figures for the prior fiscal year and any other information required by applicable Laws;

(b)	within thirty (30) days after each quarter, quarterly consolidated unaudited financial statements of the Company; and

(c)	as soon as practicable, any other information reasonably requested by any Party as required to meet its internal requirements for purpose of compliance with applicable Laws.

Chapter Twelve

Profit Distribution

12.1	Three Funds. The Company shall make allocations of after Tax profits to a reserve fund, an enterprise expansion fund and a bonus and welfare fund for employees of the Company (collectively, the “Three Funds”), as determined by the Board in accordance with the business circumstances of the Company and applicable PRC Law. Any amounts to be contributed to such Three Funds shall be set aside prior to distribution of after-tax profits.

12.2	Accumulated Losses and Profits. The Company may not distribute profits until the losses of the previous Fiscal Years have been made up. Undistributed profits from previous Fiscal Years may be distributed together with the profits of the current Fiscal Year as determined by the Board.

12.3	Profit Distribution.

(a)	The Board shall decide any matters relating to profit distribution from the Company and any Subsidiary of the Company, including for purposes of Section 14.4(g). The Company shall distribute dividends to the Parties in proportion to their respective ownership percentage in the registered capital of the Company.

(b)	Periodic dividends shall be mandated once certain profit or other operating targets mutually agreed by the Parties are achieved. All dividends shall be distributed in accordance with this Section 12.3.

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Chapter Thirteen

Effectiveness; Term

13.1	Effectiveness of the Contract. This Contract shall become effective from the date hereof upon the Parties’ execution of this Contract.

13.2	Term. The term of the Company shall be twenty (20) years commencing from the Establishment Date (the “Joint Venture Term”), unless terminated by the Parties pursuant to Chapter Fourteen or extended by the Parties pursuant to Section 13.3 below.

13.3	Extension. Subject to PRC Laws, the Parties may agree to extend the Joint Venture Term specified in Section 13.2 above. Negotiation for such extension shall begin at least one (1) year prior to the expiration of the Joint Venture Term and, subject to the successful conclusion of such negotiation, an application for extension shall be filed with MOFCOM not later than one hundred and eighty (180) days prior to the expiration of the Joint Venture Term.

Chapter Fourteen

Termination and Liquidation

14.1	Termination upon Expiration of Term. Except for extension of the Joint Venture Term set forth under Section 13.3, this Contract shall automatically terminate upon expiration of the Joint Venture Term specified under Section 13.2.

14.2	Termination by Mutual Agreement. The Parties may mutually agree in writing to terminate this Contract at any time.

14.3	Early Termination. Any Party (except as otherwise provided below in this Section) shall have the right (but not obligation) to terminate this Contract by sending a termination notice to the other Party upon the occurrence of any of the following events:

(a)	any Party materially breaches any provision of this Contract, the Articles of Association, or any Definitive Agreement to which it is a party, and such breach, if capable of being cured, is not cured within sixty (60) days after the date of written notification of such breach, in which event any non-breaching Party has the right to terminate;

(b)	In the event that the Company materially breached any provision of the License Agreement, and such breach, if capable of being cured, is not cured within sixty (60) days after the date of written notification of such breach, in which event MGO has the right to terminate;

(c)	the Company ceases to carry on its business or is unable to repay its debts or obligations when due, in which event any Party has the right to terminate;

(d)	all or substantially all of assets of the Company are nationalized or expropriated by any Government Authorities, in which event any Party has the right to terminate;

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(e)	a Change of Law occurs causing any Party to suffer a material adverse effect in respect of its interests and rights in relation to the Company as a result of such Change of Law, in which event only such affected Party has the right to terminate; or

(f)	the Company is not established by September 30, 2019, in which event any Party has the right to terminate.

14.4	Liquidation.

(a)	(i) At the expiration of the Joint Venture Term (or any extension thereof) without renewal, or (ii) after the termination of the Contract in accordance with above Section 14.2 or Section 14.3, unless otherwise agreed by the Parties, then the Board shall, as soon as practicably possible, appoint a liquidation group (the “Liquidation Group”) which shall have the power to represent the Company in all legal matters. The Liquidation Group shall value and liquidate the Company’s assets in accordance with the applicable Laws of the PRC and the principles set out herein.

(b)	The Liquidation Group shall consist of five (5) members: SHC shall be entitled to appoint three (3) members, and MGO shall be entitled to appoint two (2) members. Decisions of the Liquidation Group shall be made by a simple majority vote. Members of the Liquidation Group may, but need not be, Directors or senior employees of the Company. Any Party may appoint professional advisors to be members of the Liquidation Group and the Liquidation Group may also appoint professional advisors to assist it.

(c)	The Liquidation Group shall conduct a thorough examination of the Company’s assets and Liabilities, on the basis of which it shall, in accordance with the relevant provisions of this Contract, develop a liquidation plan which, if approved by the Board, shall be executed under the Liquidation Group’s supervision. The liquidation plan shall provide that the Parties will have a priority right, assuming equal price and other terms, over third parties to purchase any of the Company’s machinery, equipment and other facilities and assets.

(d)	In developing and executing the liquidation plan, the Liquidation Group shall use every effort to obtain the highest possible price for the Company’s assets.

(e)	Proprietary information which may be authorized or licensed by any Party or its Affiliates to the Company, shall not be deemed an asset of the Company for purposes of liquidation proceedings, and may not be transferred except with the prior written consent of such Party (which may be withheld in such Party’s sole and absolute discretion).

(f)	The liquidation expenses, including remuneration of members and advisors to the Liquidation Group, shall be paid out of the Company’s assets in priority to the claims of other creditors.

(g)	After the liquidation of the Company’s assets and the settlement of all of its outstanding debts, the remaining assets of the Company shall be paid to the Parties in proportion to their respective ownership interests in the registered capital in the Company.

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(h)	On completion of all liquidation procedures, the Liquidation Group shall submit to MOFCOM a final report approved by the Board and an internationally recognized independent accounting firm registered in the PRC, surrender the Business License to the Registration Authority and complete the deregistration of the Company and all other formalities for nullifying the Company’s accounting books and other documents at its own expenses and the Parties shall provide reasonable assistance in relation thereto, but the originals thereof shall be left in the care of SHC, and MGO shall be entitled to retain copies thereof.

(i)	The other members in the Group shall also be liquidated if the Company is liquidated.

14.5	Effect of Termination. The termination of this Contract for any reason shall not release a Party from its liability to pay any sums of money accrued, due and payable to the other Party, or to discharge its then-accrued and unfulfilled obligations, including any obligation to the Company or to the other Party in respect of breach of this Contract or any obligation otherwise stipulated in this Contract. Notwithstanding anything to the contrary contained herein, the provisions contained in Sections2.2, 3.5, and Chapter Fourteen, Chapter Fifteen, Chapter Seventeen, Chapter Eighteen and Chapter Nineteen hereof shall survive the expiration or earlier termination of this Contract.

Chapter Fifteen

Confidentiality and Exclusivity

15.1	Confidentiality.

(a)	All IP, technology, know-how, techniques, trade secrets, trade practices, methods, specifications, designs and other proprietary information disclosed by any Party to each other or to the Company under the terms of this Contract or otherwise, or developed by the Company, as well as the terms of this Contract and other confidential business and technical information of any Party or the Company (collectively, “Confidential Information”) shall be used by the Parties, the Company and their respective personnel solely for the Company’s account and purposes provided that the ownership of any Confidential Information disclosed by any Party shall remain the property of the relevant Party. Each Party and the Company shall maintain the secrecy of all Confidential Information that may be disclosed or furnished to it by the Company or the other Party, and it shall not disclose or reveal any such Confidential Information to any third party absent explicit written authorization from the Board or the relevant Party, as the case may be. Confidential Information shall exclude information the receiving Party can demonstrate by reasonably detailed written documentation: (a) was independently developed by the receiving Party without any use of or access to the disclosing Party’s Confidential Information; (b) became known to the receiving Party, without restriction, from a source (having a right to disclose such information) other than the disclosing Party without breach of this Contract; (c) was generally available in the public domain at the time it was disclosed or enters the public domain through no act or omission of the receiving Party; (d) was rightfully known by the receiving Party, without restriction, at the time of disclosure; or (e) was approved for disclosure by the disclosing Party beforehand and in writing.

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(b)	Confidential Information received by a Party may be disclosed by that Party to its employees only insofar as their duties require such disclosure for the implementation of this Contract. In the event of such disclosure, the receiving Party shall take all reasonable precautions, including the conclusion of confidentiality contracts with each such employee, to prevent such employees from using Confidential Information for their personal benefit and to prevent any unauthorized disclosure of such Confidential Information to any third party.

(c)	The Parties shall also ensure that the Company shall take all reasonable precautions, including the conclusion of confidentiality agreements with its employees, to prevent the Company’s employees from using Confidential Information for their personal benefit and to prevent any unauthorized disclosure of such Confidential Information to any third party.

(d)	Notwithstanding the foregoing, the Parties and the Company may without prior written approval of the Party who disclosed the Confidential Information reveal Confidential Information to government personnel to the extent necessary to obtain any required governmental approval, and to outside lawyers, accountants and consultants to the extent necessary for them to provide their professional assistance, and to regulatory authorities to which the Parties or their respective holding companies are subject, provided that Confidential Information so revealed in written form is marked confidential and that such government personnel, outside individuals and, to the extent possible, the regulatory authorities, shall be requested to undertake to respect the confidentiality provisions of this Contract.

15.2	Exclusivity. The Company shall be the exclusive vehicle through which each Party, directly or indirectly, will conduct any Business in the Territory.

Chapter Sixteen

Compliance with PRC Law

16.1	General Compliance. The Parties shall at all times, and shall procure that at all times the Company and all of the directors, officers, employees and agents of the Company, comply with all PRC Laws applicable thereto.

Chapter Seventeen

Governing Law; Dispute Resolution

17.1	Governing Law. The formation, validity, interpretation, execution, amendment and termination of and settlement of Disputes under this Contract shall all be governed by the Laws of the PRC.

17.2	Dispute Resolution. Any dispute, controversy or claim (a “Dispute”) arising out of or in connection with this Contract, including the validity, invalidity, breach or termination thereof, shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules as at present in force and as may be amended by the rest of this paragraph. The seat of the arbitration shall be Hong Kong. The arbitration tribunal shall consist of three (3) arbitrators. The claimant and the respondent to such Dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. The chairman of the Hong Kong International Arbitration Center shall select the third arbitrator, who shall be qualified to practice law in the PRC. The language of the arbitration shall be English. The arbitral award shall be final and binding upon the Parties.

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17.3	Other Matters Unaffected. When any Dispute occurs and when any Dispute is under arbitration, except for the matters in Dispute, the Parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Contract.

Chapter Eighteen

Liabilities for Breach of Contract

18.1	Breach of Contract. A Party shall be in breach of this Contract if it fails to fully perform, or unlawfully suspends its performance of, its obligations under this Contract or any of the Definitive Agreements to which it is a party.

18.2	Damages.

(a)	If the Company suffers any cost, Liability or loss as a result of a breach of this Contract by any Party, the Party in breach shall indemnify and hold the Company harmless in respect of any such cost, Liability or loss, including, but not limited to, interest paid or lost as a result thereof and reasonable attorney’s fees and expenses. The non-breaching Party has the right to unilaterally initiate the arbitration without the consent of the Company.

(b)	If a non-breaching Party suffers any cost, Liability or loss directly as a result of a breach of this Contract, the Party in breach shall indemnify and hold such nonbreaching Party harmless in respect of any such cost, Liability or loss incurred by such non-breaching Party, including, but not limited to, interest paid or lost as a result thereof and reasonable attorney’s fees and expenses.

Chapter Nineteen

Miscellaneous

19.1	Notices. Any notices or communications required or permitted to be given by this Contract must be (i) given in writing in English and (ii) personally delivered or mailed, by prepaid, certified mail or overnight courier, or transmitted by facsimile or electronic mail transmission (including PDF), to the Party to whom such notice or communication is directed, to the mailing address or regularly-monitored electronic mail address of such Party as follows:

SHC:

Unit 302-303, Building #8, Ruijin Commercial Center, 96 Zhaojiabang Road,

Xuhui District, Shanghai, China (中国上海徐汇区肇嘉浜路96号瑞金商务中心8号楼302-303室)

Attention: Jun Zhao

Tel: +86 181 0165 1991

Email: tmac@ur-uniretail.com

MGO:

c/o Kranjac Tripodi & Partners LLP

30 Wall Street, 12th Floor, New York, NY 10005

Attention: Maximiliano Ojeda

Tel: (917) 592-0076

Email: mgo@mgoteam.com

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19.2	Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other Party may reasonably request to give effect to the terms and intent of this Contract.

19.3	Entire Agreement. This Contract, the Definitive Agreements and their appendices, schedules and exhibits, if any, constitute the complete and only agreement between the Parties on the subject matter thereof and replace all previous oral or written agreements, contracts, understandings and communications of the Parties in respect of the subject matter of thereof. In the event of any inconsistency between the terms and provisions of this Contract and the terms and provisions of the Articles of Association, the terms and provisions of this Contract shall prevail between the Parties.

19.4	No Implied Waivers. A Party that in a particular situation waives its rights in respect of a breach of contract by the other Party shall not be deemed to have waived its rights against such other Party for a similar breach of contract in other situations.

19.5	Severance. If any provision of this Contract or part thereof is rendered void, illegal or unenforceable in any respect under any Law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

19.6	Amendments. Amendments to this Contract must be made by a written agreement signed by each of the Parties in both Chinese and English texts, each of which shall have equal validity and legal effect, and if required under PRC Law, shall be filed with MOFCOM.

19.7	No Assignment. This Contract shall be binding upon and shall be enforceable by each Party hereto and its respective successors and assigns. Subject to Sections 5.7, 5.6 and 5.9, no Party may assign any of its rights or obligations hereunder to any Person or party without the prior written approval of the other Party. Notwithstanding anything herein contained to the contrary in this Agreement, after January 31, 2020 MGO shall have the right to assign this Agreement and all benefits and obligations hereunder to MGO1.

19.8	Language. This Contract and its schedules are written in Chinese and English in six (6) originals in each language. Each Party shall retain one original in each language. Any remaining originals shall be retained by the Company for use as necessary. Both language versions shall have the same validity and legal effect.

19.9	Counterparts. This Contract and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed on one or more signature pages, and shall become binding (unless otherwise therein provided) when the executed signature pages are exchanged by the Parties either in person or remotely via fax or emails

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19.10	Foreign Investment Law of the PRC. The Parties have noted that the Foreign Investment Law of the PRC will take effective on January 1, 2020. The Parties shall cooperate with each other to amend this Contract and the Articles of Association in order to comply with the Foreign Investment Law of the PRC when necessary in a way not to adversely change or alter the intention and terms agreed hereunder.

19.11	Plans and Budgets. A copy of each of the current Business Plan, current Cash Flow Plan, 2019 Budget and 2020 Budget is attached hereto as Exhibit B.

[The remainder of this page is intentionally left blank. ]

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IN WITNESS HEREOF, the Parties hereby cause this Contract to be executed by their duly authorized representatives as of the date first above written.

JVC Signature Page

IN WITNESS HEREOF, the Parties hereby cause this Contract to be executed by their duly authorized representatives as of the date first above written.

MGOTEAM LLC

By:
	Name:	Maximiliano Ojeda
	Title:	Manager

JVC Signature Page

Schedule I:

Definitions

“A&R Operating Agreement of MGO1” means the amended and restated operating agreement of MGO1, to be entered into by MGO1, J.T.Shao. Inc. and other members of MGO1 prior to or on the date hereof.

“Affiliate” means, with regard to a given Person, a Person that Controls, is Controlled by, or is under common Control with, the given Person.

“Articles of Association” means the Articles of Association of the Company executed by the Parties on the date hereof, as amended, modified or supplemented from time to time.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business” has the meaning ascribed thereto in Section 4.1.

“Business Day” means a day other than a Saturday, Sunday or public holiday on which banks in the PRC and the US are open for general business.

“Business License” has the meaning ascribed thereto in Section 3.3.

“Chairman” has the meaning ascribed thereto in Section 7.1(b).

“Change of Law” means any event or circumstance, occurring after the Establishment Date, in which the PRC national or local government or any other national or local public body or authority in the PRC that has the power to make decisions or rules binding upon the Company, undertakes any of the following: (i) adopts any new Laws, (ii) amends or repeals any provision of any existing Laws, or (iii) adopts any different interpretation or method of implementation of any Law, which, in each case, has a material adverse effect on either of the Parties or the Company.

“Company” has the meaning ascribed thereto in the Preamble.

“Confidential Information” has the meaning ascribed thereto in Section 15.1(a).

“Contract” has the meaning ascribed thereto in the Preamble hereto.

“Control” with respect to a Person, means (i) ownership of more than fifty percent (50%) of the equity interest or voting stock, (ii) the power to appoint or elect a majority of the directors, or (iii) the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

1

“Definitive Agreements” means collectively this Contract, the Articles of Association, the Preferred Membership Interests Purchase Agreement, the A&R Operating Agreement of MGO1 and the License Agreement.

“Director” means a member of the Board of the Company.

“Dispute” has the meaning ascribed thereto in Section 17.2.

“Encumbrance” means any mortgage, pledge, lien, charge, hypothecation, deed of trust, lease, option, right of first refusal, easement, servitude, security interest or other encumbrance, security agreement or arrangement of any kind, purchase or option agreement or arrangement, and contracts or other agreements to create or effect any of the foregoing.

“Establishment Date” has the meaning ascribed thereto in Section 3.3.

“Exercise Notice” has the meaning ascribed thereto in Section 5.8(a).

“Fiscal Year” means a period beginning on January 1 and ending December 31 of each year.

“General Manager” has the meaning ascribed thereto in Section 9.1.

“Government Authority” means any governmental authority or judicial, regulatory, or administrative body of any country or political subdivision thereof.

“Group” means the Company and any of its direct or indirect Subsidiaries.

“J.T.Shao. Inc.”, SHC’s Affiliate, a British Virgin Islands limited liability company.

“Joint Venture Term” has the meaning ascribed thereto in Section 13.2.

“Law” means any published laws, regulations, rules, provisions, circulars, permits, authorizations, interpretations, government orders or decisions of any Government Authorities or legislative authorities and, in relation to any common law jurisdictions, judgments, awards, decisions or interpretations of any judicial authorities.

“Liabilities” means any and all debts, losses, damages, adverse claims, liabilities and obligations of any kind, character or description, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable, direct or indirect, asserted or unasserted, liquidated or unliquidated, due or to become due, whether in contract, tort, strict liability or otherwise and including all costs and expenses relating thereto, including, without limitation, those arising under any applicable Law, action or government order and those arising under any contract.

2

“License Agreement” means that certain License Agreement to be entered into by MGO1 and the Company immediately after the Establishment Date, pursuant to which MGO1 will designate the Company as its sub-licensee of MGO Products exclusively in the Territory, the form of which is set out in Exhibit A hereto.

“Liquidation Group” has the meaning ascribed thereto in Section 14.4(a).

“Material Adverse Effect” means any event, occurrence, fact, condition, change or development that has had, has, or could reasonably be expected to have a material adverse effect on the business, properties, assets, employees, operations, results of operations, condition (financial or otherwise), prospects or liabilities of the Company.

“MGO Products” means the products sublicensed to the Company pursuant to the License Agreement.

“MGO1” means MGOTEAM 1 LLC, a limited liability company incorporated under the Laws of the State of Delaware, USA.

“MOFCOM” has the meaning ascribed thereto in Section 3.2.

“Non-Transferring Party” has the meaning ascribed thereto in Section 5.8(a).

“Party” or “Parties” has the meaning ascribed thereto in the Preamble.

“Person” means any natural person, company, corporation, association, partnership, organization, business, firm, joint venture, trust, unincorporated organization or any other entity or organization.

“PRC” means the People’s Republic of China (solely for the purpose of this Contract, excluding the province of Taiwan, Hong Kong and the Macau Special Administrative Region).

“Preferred Membership Interest Purchase Agreement” means the preferred membership interest purchase agreement to be entered into by MGO1, J.T.Shao. Inc. and certain other members of MGO1 prior to or on the date hereof, pursuant to which MGO1 will issue to J.T.Shao. Inc. certain amount of preferred membership units.

“Registration Authority” has the meaning ascribed thereto in Section 3.3.

“Subsidiary” or “Subsidiaries” of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either alone or through or together with any other Subsidiary) directly or indirectly, (i) owns more than 50% of the outstanding share capital, voting securities or other equity interests or (ii) is generally entitled to appoint a majority of the board of directors or comparable governing body of such corporation, partnership, limited liability company, joint venture or other legal entity; provided that neither the Company nor its Subsidiaries, if any, shall be deemed to be a Subsidiary of any Party or their respective Affiliates.

3

“Supervisor” has the meaning ascribed thereto in Section 8.1.

“Tax” or “Taxes” means (A) any domestic or foreign national, provincial, municipal or local taxes, charges, fees, levies or other assessments, including, without limitation, all net income (including enterprise income tax, individual income tax and withholding tax), sales, use, transfer, turnover (including value-added tax, business tax and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property tax (real or personal), documentation (including stamp duty and deed tax), filing, recording, social insurance (including pension, medical, disability, unemployment, housing or any other social insurance withholding), tariffs (including import duty), estimated taxes, charges, fees, levies alternative minimum, add-on minimum, registration, excise, natural resources, severance, occupation, premium, windfall profit, environmental, customs, duties, capital stock, payroll, license, employee or other withholding, whether computed on a separate or consolidated, unitary or combined basis or other assessments of any kind whatsoever and any interest, penalties or additions in connection therewith and (B) Liability of the Company for the payment of any amounts of the type described in clause (A) as a result of any obligation to indemnify or otherwise assume or succeed to the Liability of any other Person.

“Territory” has the meaning ascribed thereto in Section 4.1.

“Thirty Day Period” has the meaning ascribed thereto in Section 5.8(a).

“Three Funds” has the meaning ascribed thereto in Section 10.1.

“Transfer” has the meaning ascribed thereto in Section 5.6(a).

“Transfer Notice” has the meaning ascribed thereto in Section 5.8(a).

“Transferring Party” has the meaning ascribed thereto in Section 5.8(a).

“U.S.”, “US” or USA” means The United States of America.

“Vice-Chairman” has the meaning ascribed thereto in Section 7.1(b).

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Exhibit A

License Agreement

[See Next Page]

1

Exhibit B

Current Business Plan, Current Cash Flow Plan, 2019 Budget and 2020 Budget

[See Next Page]

2

Joint Venture Agreement

MGO Team 1 LLC & Shanghai Celebrity International Trade Company

Business Plan Appendix -3 Yr Plan

	LOCAL CURRENCY – RMB			CURRENCY – US $- 000
RMB’000	Yr 1	Yr 2	Yr 3	US $ ’000	Yr 1	Yr 2	Yr 3
Net sales/GMV	¥40,000,000	¥120,000,000	¥200,000,000	Net sales/GMV	$5,714,286	$17,142,857	$28,571,429

	¥12,000,000	¥30,000,000	¥40,000,000	Brand marketing	1,714,286	4,285,714	$5,714,286
Channel marketing	¥4,000,000	¥12,000,000	¥20,000,000	Channel marketing	$571,429	$1,714,286	$2,857,143
Total marketing	¥16,000,000	¥42,000,000	¥60,000,000	Total marketing	$2,285,714	$6,000,000	$8,571,429

Royalty	¥1,920,000	¥5,760,000	¥9,600,000	Royalty	$274,286	$822,857	$1,371,429
TP Commission	¥2,800,000	¥7,200,000	¥10,000,000	TP Commission	$400,000	$1,028,571	$1,428,571
Platform Commission	¥2,400,000	¥7,200,000	¥12,000,000	Platform Commission	$342,857	$1,028,571	$1,714,286
Product cost	¥8,000,000	¥24,000,000	¥40,000,000	Product cost	$1,142,857	$3,428,571	$5,714,286
Supply chain	¥4,000,000	¥10,800,000	¥16,000,000	Supply chain	$571,429	$1,542,857	$2,285,714
Stock & Returns	¥1,200,000	¥3,000,000	¥4,000,000	Stock & Returns	$171,429	$428,571	$571,429
People cost	¥2,000,000	¥3,000,000	¥4,000,000	People cost	$285,714	$428,571	$571,429
Renting	¥400,000	¥600,000	¥1,000,000	Renting	$57,143	$85,714	$142,857
Other Operational cost	¥500,000	¥1,000,000	¥1,500,000	Other Operational cost	$71,429	$142,857	$214,286

Total cost	¥23,220,000	¥62,560,000	¥98,100,000	Total cost	$3,317,143	$8,937,143	$14,014,286
VAT	¥4,160,000	¥12,480,000	¥20,800,000	VAT	$594,286	$1,782,857	$2,971,429
BIT	¥0	¥740,000	¥5,275,000	BIT	$—	$105,714	$753,571
Total Tax	¥4,160,000	¥13,220,000	¥26,075,000	Total Tax	$594,286	$1,888,571	$3,725,000

EBITDA	¥3,380,000	¥2,220,000	¥15,825,000	EBITDA	$(482,857)	$317,143	$2,260,714

MGO Team 1 LLC - Private & Confidential

Joint Venture Agreement

MGO Team 1 LLC & Shanghai Celebrity International Trade Company

Business Plan Appendix - Year 1 Headcount

		Salary P
#	Roles / Resource	Month	Resource	Per Annum	Tax	Total	Name	Per Month
1	Store Manager	$3,000	In House	$39,000	$15,600	$54,600	Yoplanda	$3,000
2	Ops Manager	$2,000	In House	$26,000	$10,400	$36,400	Harry	$2,000
3	GMM	$3,000	In House	$39,000	$15,600	$54,600	TBC	$3,000
4	Logistics Manager	$1,500	In House	$19,500	$7,800	$27,300	TBC	$1,500
9	Finance	$2,500	In House	$32,500	$13,000	$45,500	TBC	$2,500
						Total By Month		$12,000

		Salary P
#	Roles / Resource	Month	Resource	Per Annum	Tax	Total	Contact	Per Month
	Outsourced (Included in TP Commission Cost)
1	Prmo Manager	$2,000	Out Source T. Mall Partner	$26,000	$10,400	$36,400		$2,000
2	Digital Designer x 2	$2,500	Out Source T. Mall Partner	$32,500	$13,000	$45,500		$2,500
3	Product Manager	$2,000	Out Source T. Mall Partner	$26,000	$10,400	$36,400		$2,000
4	Call Centre x2	$1,500	Out Source T. Mall Partner	$19,500	$7,800	$27,300		$1,500
						Total By Month		$8,000

MGO Team 1 LLC - Private & Confidential

Joint Venture Agreement

MGO Team 1 LLC & Shanghai Celebrity International Trade Company

Business Plan Appendix - Year 1 : Cash Flow Forecast (RMB)

All in RMB		1%	6%	5%	4%	3%	6%	5%	5%	13%	6%	7%	8%		4%	20%	10%
Income	Sep-19	Oct-19	Nov-19	Dec-19	Jan-20	Feb-20	Mar-20	Apr-20	May-20	Jun-20	Jul-20	Aug-20	Sep-20		Oct-20	Nov-20	Dec-20	Totals
T.Mall Sales Other Sales		¥300,000	¥2,400,000	¥1,800,000	¥1,400,000	¥1,250,000	¥2,400,000	¥2,000,000	¥2,000,000	¥5,000,000	¥2,200,000	¥2,600,000	¥3,000,000		¥1,500,000	¥8,000,000	¥4,150,000	¥40,000,000
Distribution Sales																		¥0
Sales	¥0	¥300,000	¥2,400,000	¥1,800,000	¥1,400,000	¥1,250,000	¥2,400,000	¥2,000,000	¥2,000,000	¥5,000,000	¥2,200,000	¥2,600,000	¥3,000,000	¥	l,500,000	¥8,000,000	¥4,150,000	¥40,000,000
Share Capital																		¥0
Investment Pingcoo	¥5,250,000																	¥5,250,000
Investment MGO	¥3,500,000																	¥3,500,000
Other Revenue (260)																		¥0
Total Income	¥8,750,000	¥300,000	¥2,400,000	¥1,800,000	¥1,400,000	¥1,250,000	¥2,400,000	¥2,000,000	¥2,000,000	¥5,000,000	¥2,200,000	¥2,600,000	¥3,000,000		¥1,500,000	¥8,000,000	¥4,150,000	¥48,750,000

Product Cost+Opex	Sep-19	Oct-19	Nov-19	Dec-19	Jan-20	Feb-20	Mar-20	Apr-20	May-20	Jun-20	Jul-20	Aug-20	Sep-20	Oct-20	Nov-20	Dec-20	Totals
Brand marketing		¥500,000			¥2,500,000	¥300,000	¥300,000	¥800,000	¥800,000	¥800,000	¥500,000	¥500,000	¥1,500,000	¥1,500,000	¥1,000,000	¥1,000,000	¥12,000,000
Channel marketing	¥0	¥30,000	¥240,000	¥180,000	¥140,000	¥125,000	¥240,000	¥200,000	¥200,000	¥500,000	¥220,000	¥260,000	¥300,000	¥150,000	¥800,000	¥415,000	¥4,000,000
Royalties	¥0	¥14,400	¥115,200	¥86,400	¥67,200	¥60,000	¥115,200	¥96,000	¥96,000	¥240,000	¥105,600	¥124,800	¥144,000	¥72,000	¥384,000	¥199,200	¥1,920,000
TP Commission	¥0	¥21,000	¥168,000	¥126,000	¥98,000	¥87,500	¥168,000	¥140,000	¥140,000	¥350,000	¥154,000	¥182,000	¥210,000	¥105,000	¥560,000	¥290,500	¥2,800,000
Platform Commission	¥0	¥18,000	¥144,000	¥108,000	¥84,000	¥75,000	¥144,000	¥120,000	¥120,000	¥300,000	¥132,000	¥156,000	¥180,000	¥90,000	¥480,000	¥249,000	¥2,400,000
Product cost		¥900,000				¥1,010,000			¥1,800,000			¥1,560,000			¥2,730,000		¥8,000,000
Supply chain	¥0	¥30,000	¥240,000	¥180,000	¥140,000	¥125,000	¥240,000	¥200,000	¥200,000	¥500,000	¥220,000	¥260,000	¥300,000	¥150,000	¥800,000	¥415,000	¥4,000,000
Stock & Returns	¥0	¥9,000	¥72,000	¥54,000	¥42,000	¥37,500	¥72,000	¥60,000	¥60,000	¥150,000	¥66,000	¥78,000	¥90,000	¥45,000	¥240,000	¥124,500	¥1,200,000
People cost	¥125,000	¥125,000	¥125,000	¥125,000	¥125,000	¥125,000	¥125,000	¥125,000	¥125,000	¥125,000	¥125,000	¥125,000	¥125,000	¥125,000	¥125,000	¥125,000	¥2,000,000
Renting	¥25,000	¥25,000	¥25,000	¥25,000	¥25,000	¥25,000	¥25,000	¥25,000	¥25,000	¥25,000	¥25,000	¥25,000	¥25,000	¥25,000	¥25,000	¥25,000	¥400,000
Other Operational cost	¥31,250	¥31,250	¥31,250	¥31,250	¥31,250	¥31,250	¥31,250	¥31,250	¥31,250	¥31,250	¥31,250	¥31,250	¥31,250	¥31,250	¥31,250	¥31,250	¥500,000
Total COGS+Total Opex+MT	¥181,250	¥1,703,650	¥1,160,450	¥915,650	¥3,252,450	¥2,001,250	¥1,460,450	¥1,797,250	¥3,597,250	¥3,021,250	¥1,578,850	¥3,302,050	¥2,905,250	¥2,293,250	¥7,175,250	¥2,874,450	¥39,220,000

Opening Balance	¥8,750,000	¥8,868,750	¥9,565,100	¥10,204,650	¥10,689,000	¥8,686,550	¥9,085,300	¥9,624,850	¥9,827,600	¥11,230,350	¥10,409,100	¥11,430,250	¥11,128,200	¥9,722,950	¥15,429,700	¥12,404,450

Closing Balance	¥8,568,750	¥7,165,100	¥8,404,650	¥9,289,000	¥7,436,550	¥6,685,300	¥7,624,850	¥7,827,600	¥6,230,350	¥8,209,100	¥8,830,250	¥8,128,200	¥8,222,950	¥7,429,700	¥8,254,450	¥9,530,000
															Tax to be paid at year end

MGO Team 1 LLC - Private & Confidential

Joint Venture Agreement

MGO Team 1 LLC & Shanghai Celebrity International Trade Company

Business Plan Appendix - Year 1 : Cash Flow Forecast (US $)

All in US $	7
Income	Sep-19	Oct-19	Nov-19	Dec-19	Jan-20	Feb-20	Mar-20	Apr-20	May-20	Jun-20	Jul-20	Aug-20	Sep-20	Oct-20	Nov-20	Dec-20	Totals
T.Mall Sales	$-	$42,857	$342,857	$257,143	$200,000	$178,571	$342,857	$285,714	$285,714	$714,286	$314,286	$371,429	$428,571	$214,286	$1,142,857	$592,857	$5,714,286
Distribution Sales																	$-
Sales	$-	$42,857	$342,857	$257,143	$200,000	$178,571	$342,857	$285,714	$285,714	$714,286	$314,286	$371,429	$428,571	$214,286	$1,142,857	$592,857	$5,714,286
Share Capital																	$-
Investment Pingcoo	$750,000																$750,000.00
Investment MGO 1 Tear	$500,000																$500,000.00
Other Revenue (260)																	$-
Total Income	$1,250,000	$42,857	$342,857	$257,143	$200,000	$178,571	$342,857	$285,714	$285,714	$714,286	$314,286	$371,429	$428,571	$214,286	$1,142,857	$592,857	$6,964,286

Product Cost+Opex	Sep-19	Oct-19	Nov-19	Dec-19	Jan-20	Feb-20	Mar-20	Apr-20	May-20	Jun-20	Jul-20	Aug-20	Sep-20	Oct-20	Nov-20	Dec-20	Totals
Brand marketing	$-	$71,429	$-	$-	$357,143	$42,857	$42,857	$114,286	$114,286	$114,286	$71,429	$71,429	$214,286	$214,286	$142,857	$142,857	$1,714,286
Channel marketing	$-	$4,286	$34,286	$25,714	$20,000	$17,857	$34,286	$28,571	$28,571	$71,429	$31,429	$37,143	$42,857	$21,429	$114,286	$59,286	$571,429
Royalties	$-	$2,057	$16,457	$12,343	$9,600	$8,571	$16,457	$13,714	$13,714	$34,286	$15,086	$17,829	$20,571	$10,286	$54,857	$28,457	$274,286
TP Commission	$-	$3,000	$24,000	$18,000	$14,000	$12,500	$24,000	$20,000	$20,000	$50,000	$22,000	$26,000	$30,000	$15,000	$80,000	$41,500	$400,000
Platform Commission	$-	$2,571	$20,571	$15,429	$12,000	$10,714	$20,571	$17,143	$17,143	$42,857	$18,857	$22,286	$25,714	$12,857	$68,571	$35,571	$342,857
Product cost	$-	$128,571	$-	$-	$-	$144,286	$-	$-	$257,143	$-	$-	$222,857	$-	$-	$390,000	$-	$1,142,857
Supply chain	$-	$4,286	$34,286	$25,714	$20,000	$17,857	$34,286	$28,571	$28,571	$71,429	$31,429	$37,143	$42,857	$21,429	$114,286	$59,286	$571,429
Stock & Returns	$-	$1,286	$10,286	$7,714	$6,000	$5,357	$10,286	$8,571	$8,571	$21,429	$9,429	$11,143	$12,857	$6,429	$34,286	$17,786	$171,429
People Cost	$17,857	$17,857	$17,857	$17,857	$17,857	$17,857	$17,857	$17,857	$17,857	$17,857	$17,857	$17,857	$17,857	$17,857	$17,857	$17,857	$285,714
Rent	$3,571	$3,571	$3,571	$3,571	$3,571	$3,571	$3,571	$3,571	$3,571	$3,571	$3,571	$3,571	$3,571	$3,571	$3,571	$3,571	$57,143
Other Operational cost	$4,464	$4,464	$4,464	$4,464	$4,464	$4,464	$4,464	$4,464	$4,464	$4,464	$4,464	$4,464	$4,464	$4,464	$4,464	$4,464	$71,429
Total COGS+Total Opex	$25,893	$243,379	$165,779	$130,807	$464,636	$285,893	$208,636	$256,750	$513,893	$431,607	$225,550	$471,721	$415,036	$327,607	$1,025,036	$410,636	$5,602,857

Opening Balance	$1,250,000	$1,266,964	$1,366,443	$1,457,807	$1,527,000	$1,240,936	$1,297,900	$1,374,979	$1,403,943	$1,604,336	$1,487,014	$1,632,893	$1,589,743	$1,388,993	$2,204,243	$1,772,064

Closing Balance	$1,224,107	$1,023,586	$1,200,664	$1,327,000	$1,062,364	$955,043	$1,089,264	$1,118,229	$890,050	$1,172,729	$1,261,464	$1,161,171	$1,174,707	$1,061,386	$1,179,207	$1,361,429

MGO Team 1 LLC - Private & Confidential